UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 23, 2007

VALENCE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification No.)

12201 Technology Blvd., Suite 150

Austin, Texas 78727

(Address of Principal Executive Offices, Including Zip Code)

(512) 527-2900

(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________________________________

(Former Name or Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)          Effective March 23, 2007, Valence Technology, Inc. terminated the employment of Chuntai Guo as its President of Asia-Pacific Operations. Ricky Hanna, our new Vice President of Operations, will assume the responsibilities for our Asia-Pacific operations, including oversight of manufacturing and quality control operations, implementing production cost-reduction measures, management of manufacturing suppliers, and pursuing strategic business opportunities in the Asia-Pacific region.

(c)
(1)	On March 23, 2007, we promoted Mr. Hanna to Vice President of Operations.

(2)         Mr. Hanna, 28, has worked with us since 2000. Mr. Hanna began his employment in our Northern Ireland manufacturing operations and has served as General Manager of our China manufacturing operations since September 2006. From December 2005 to September 2006, Mr. Hanna served as our General Manager of China manufacturing at our Valence Technology Suzhou facility. From 2000 to December 2005, Mr. Hanna held various other positions with Valence, including Quality Manager, Software Development Coordinator, and Project Engineer.

(3)         Mr. Hanna will receive an annual salary of $155,000, which amount will be reviewed annually by the compensation committee of our board of directors. Mr. Hanna will be eligible for annual cash and stock bonuses at the discretion of the compensation committee. In connection with his promotion, Mr. Hanna was granted options to purchase 50,000 shares of our common stock with an exercise price of $1.32 per share, the closing price of our common stock on the National Small Cap Market on March 23, 2007. The options will vest in equal quarterly installments over the next three (3) years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Date:	March 29, 2007	/s/ Roger Williams
		Name:	Roger Williams
Title:	Assistant Secretary